UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 South Jefferson Street, Suite 130

Roanoke, Virginia 24011

(Address of principal executive offices, including zip code)

540-552-5128

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2006, Luna Innovations Incorporated (the “Company”) and Scott Graeff amended Mr. Graeff’s employment agreement dated July 14, 2006 to change Mr. Graeff’s title to Chief Commercialization Officer, effective as of August 1, 2006. Other than the change in title and the corresponding duties, the terms of Mr. Graeff’s employment agreement remain unchanged. Such employment agreement was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated June 14, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 24, 2006, the Company issued a press release announcing that Scott A. Graeff, Chief Financial Officer and Vice President, Corporate Development, has been appointed Chief Commercialization Officer of the Company, and that Dale E. Messick has been hired as the Company’s Chief Financial Officer, both effective as of August 1, 2006. As of that date, Mr. Messick, age 42, will serve as the Company’s principal financial officer and principal accounting officer, and Mr. Graeff will no longer serve in those roles. A copy of the press release is attached hereto as Exhibit 99.1.

From July 1997 until June 2005, Mr. Messick served as Chief Financial Officer and Sr. Vice President of Finance of Worldspan, L.P., a multi-national company with annual revenues in excess of $900 million that provides transaction processing and information technology services to the global travel industry. At Worldspan, Mr. Messick managed a staff of 160 throughout the United States, Mexico, and Europe and was responsible for the accounting, financial reporting, budgeting, financial planning and analysis, and internal audit operations.

Under the terms of Mr. Messick’s employment offer letter, he will be paid a base salary of $185,000 per year and will be eligible for an annual discretionary performance-based cash bonus to be determined by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”). The Company has agreed to recommend to the Compensation Committee that Mr. Messick be granted options to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing market price on the day that such option grant is approved by the Compensation Committee. Mr. Messick will also be eligible for the Company’s standard benefits programs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Luna Innovations Incorporated press release dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Aaron S. Hullman
Aaron S. Hullman Vice President and General Counsel

Date: July 24, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Luna Innovations Incorporated press release dated July 24, 2006